Exhibit 99.1

FOR IMMEDIATE RELEASE

April 29, 2014

Huron Consulting Group Announces

First Quarter 2014 Financial Results

•	Revenues increased 28.5% to $210.7 million for Q1 2014 compared to $164.0 million in Q1 2013.

•	Operating income for Q1 2014 increased 95.9% to $41.8 million compared to $21.3 million in Q1 2013.

•	Adjusted EBITDA(5), a non-GAAP measure, increased 91.6% to $49.1 million in Q1 2014 compared to $25.6 million in Q1 2013.

•	Diluted earnings per share from continuing operations for Q1 2014 was $1.48, inclusive of a one-time tax benefit of $0.44 per share, compared to $0.51 in Q1 2013.

•	Adjusted diluted earnings per share from continuing operations(5), a non-GAAP measure, increased 115.7% to $1.10 in Q1 2014 compared to $0.51 in Q1 2013.

•	Company affirms its previous revenue guidance range for full year 2014 in a range of $765.0 million to $795.0 million and updates its GAAP earnings to reflect the one-time tax benefit.

CHICAGO – April 29, 2014 – Huron Consulting Group Inc. (NASDAQ: HURN), a leading provider of business consulting services, today announced financial results for the first quarter ended March 31, 2014.

“Our clients continue to face a complex and uncertain environment, both strategically and operationally. Our ability to provide value to clients as they navigate these challenges is reflected in another strong quarter,” said James H. Roth, chief executive officer and president, Huron Consulting Group. “We are pleased with our first quarter results highlighted by the strength of our Huron Healthcare and Huron Legal segments, and we see opportunities for continued growth across all of our businesses.”

First Quarter 2014 Results

Revenues for the first quarter of 2014 were $210.7 million, an increase of 28.5% compared to $164.0 million for the first quarter of 2013. The Company’s first quarter 2014 operating income was $41.8 million, compared to $21.3 million in the first quarter of 2013. Net income from continuing operations was $34.1 million, or $1.48 per diluted share, for the first quarter of 2014 compared to $11.4 million, or $0.51 per diluted share, for the same period last year. Included in first quarter 2014 results is a one-time tax benefit of $10.2 million, or $0.44 per diluted share, resulting from the Company’s “check-the-box” election to treat one of its wholly-owned foreign subsidiaries as a disregarded entity for U.S. federal income tax purposes during the quarter just ended.

First quarter 2014 earnings before interest, taxes, depreciation and amortization (“EBITDA”)(5) was $49.0 million, or 23.2% of revenues, compared to $26.8 million, or 16.3% of revenues, in the comparable quarter last year.

In addition to using EBITDA to evaluate the Company’s financial performance, management uses non-GAAP financial measures, which exclude the effect of the following items (in thousands):

	Three Months Ended March 31,
	2014	2013
Amortization of intangible assets	$2,518	$1,456
Restructuring charges	$129	$—
Litigation settlement gain	$—	$(1,150)
Tax effect	$(1,059)	$(122)
Net tax benefit related to “check-the-box” election	$(10,244)	$—

Adjusted EBITDA(5) was $49.1 million, or 23.3% of revenues, in the first quarter of 2014, compared to $25.6 million, or 15.6% of revenues, in the comparable quarter last year. Adjusted net income(5) from continuing operations was $25.5 million, or $1.10 per diluted share, for the first quarter of 2014 compared to $11.6 million, or $0.51 per diluted share, for the comparable period in 2013.

The average number of full-time billable consultants(1) increased 14.5% to 1,719 in the first quarter of 2014 compared to 1,501 in the same quarter last year. Full-time billable consultant utilization rate(2) was 74.1% during the first quarter of 2014 compared with 77.9% during the same period last year. Average billing rate per hour for full-time billable consultants(3) was $251 for the first quarter of 2014 compared to $212 for the first quarter of 2013. The average number of full-time equivalent professionals(4) increased 27.4% to 1,511 in the first quarter of 2014 compared to 1,186 for the comparable period in 2013.

Operating Segments

Huron’s results reflect a portfolio of service offerings focused on helping clients address complex business challenges.

The Company’s year-to-date revenues by operating segment as a percentage of total Company revenues are as follows: Huron Healthcare (51%); Huron Legal (26%); Huron Education and Life Sciences (16%); and Huron Business Advisory (7%). Financial results by segment are included in the attached schedules and in Huron’s forthcoming Form 10-Q filing for the quarter ended March 31, 2014.

Effective January 1, 2014, the Huron Financial segment name was changed to Huron Business Advisory. In addition, during the first quarter of 2014, the Company reorganized its Enterprise Performance Management practice (formerly known as Blue Stone International), which was acquired during the fourth quarter of 2013, from the Huron Education and Life Sciences segment to the Huron Business Advisory segment to better align its service offerings.

Acquisitions

On December 19, 2013, Huron entered into an agreement to acquire the assets of The Frankel Group Associates LLC, a leading life sciences consulting firm. The transaction closed as of January 1, 2014.

On April 24, 2014, Huron entered into an agreement to acquire the assets of Vonlay, LLC, a healthcare technology consulting firm. The transaction, which is subject to customary closing conditions, is expected to close in May.

Outlook for 2014

The Company updates guidance to reflect the one-time tax benefit recognized in the first quarter of 2014 and maintains full year 2014 revenues before reimbursable expenses in a range of $765.0 million to $795.0 million. The Company also anticipates EBITDA(6) in a range of $140.5 million to $149.0 million, Adjusted EBITDA(6) in a range of $141.5 million to $150.0 million, GAAP diluted earnings per share in a range of $3.20 to $3.40, and non-GAAP adjusted diluted earnings per share(6) in a range of $3.00 to $3.20.

Management will provide a more detailed discussion of its outlook during the Company’s earnings conference call webcast.

First Quarter 2014 Webcast

The Company will host a webcast to discuss its financial results today, April 29, 2014, at 5:00 p.m. Eastern Time (4:00 p.m. Central Time). The conference call is being webcast by NASDAQ OMX and can be accessed at Huron Consulting Group’s website at http://ir.huronconsultinggroup.com. A replay will be available approximately two hours after the conclusion of the webcast and for 90 days thereafter.

Use of Non-GAAP Financial Measures(5)

In evaluating the Company’s financial performance and outlook, management uses EBITDA, Adjusted EBITDA, Adjusted EBITDA as a percentage of revenues, Adjusted net income from continuing operations and Adjusted diluted earnings per share from continuing operations, which are non-GAAP measures. Management believes that such measures, as supplements to operating income, net income from continuing operations and diluted earnings per share from continuing operations and other GAAP measures, are useful indicators for investors. These useful indicators can help readers gain a meaningful understanding of our core operating results and future prospects. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.

About Huron Consulting Group

Huron Consulting Group helps clients in diverse industries improve performance, transform the enterprise, reduce costs, leverage technology, process and review large amounts of complex data, address regulatory changes, recover from distress and stimulate growth. Our professionals employ their expertise in finance, operations, strategy and technology to provide our clients with specialized analyses and customized advice and solutions that are tailored to address each client’s particular challenges and opportunities to deliver sustainable and measurable results. The Company provides consulting services to a wide variety of both financially sound and distressed organizations, including healthcare organizations, leading academic institutions, Fortune 500 companies, governmental entities and law firms. Huron has worked with more than 425 health systems, hospitals, and academic medical centers; more than 400 corporate general counsel; and more than 350 universities and research institutions. Learn more at www.huronconsultinggroup.com.

Statements in this press release that are not historical in nature, including those concerning the Company’s current expectations about its future requirements and needs, are “forward-looking” statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “provides,” “anticipates,” “assumes,” “can,” “will,” “meets,” “could,” “likely,” “intends,” “might,” “predicts,” “seeks,” “would,” “believes,” “estimates,” “plans” or “continues.” These forward-looking statements reflect our current expectations about our future requirements and needs, results, levels of activity, performance, or achievements, including, without limitation, current expectations with respect to, among other factors, utilization rates, billing rates, and the number of revenue-generating professionals; that we are able to expand our service offerings; that we successfully integrate the businesses we acquire; and that existing market conditions continue to trend upward. These statements involve known and unknown risks, uncertainties and other factors, including, among others, those described under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013, that may cause actual results, levels of activity, performance or achievements to be materially different from any anticipated results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. We disclaim any obligation to update or revise any forward-looking statements as a result of new information or future events, or for any other reason.

Media Contact:

Jennifer Frost Hennagir

312-880-3260

jfrost-hennagir@huronconsultinggroup.com

Investor Contact:

C. Mark Hussey

or

Ellen Wong

312-583-8722

investor@huronconsultinggroup.com

###

HURON CONSULTING GROUP INC.

CONSOLIDATED STATEMENTS OF EARNINGS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2014	2013
Revenues and reimbursable expenses:
Revenues	$210,731	$164,036
Reimbursable expenses	19,103	15,336

Total revenues and reimbursable expenses	229,834	179,372
Direct costs and reimbursable expenses (exclusive of depreciation and amortization shown in operating expenses):
Direct costs	123,610	106,128
Amortization of intangible assets and software development costs	1,101	658
Reimbursable expenses	19,431	15,351

Total direct costs and reimbursable expenses	144,142	122,137

Operating expenses and other operating gains:
Selling, general and administrative expenses	37,688	32,263
Restructuring charges	129	—
Litigation settlement gain	—	(1,150)
Depreciation and amortization	6,056	4,779

Total operating expenses and other operating gains	43,873	35,892

Operating income	41,819	21,343
Other income (expense), net:
Interest expense, net of interest income	(1,371)	(1,863)
Other income, net	176	13

Total other expense, net	(1,195)	(1,850)

Income from continuing operations before income tax expense	40,624	19,493
Income tax expense	6,498	8,124

Net income from continuing operations	34,126	11,369
Loss from discontinued operations, net of tax	—	(32)

Net income	$34,126	$11,337

Net earnings per basic share:
Net income from continuing operations	$1.51	$0.51
Loss from discontinued operations, net of tax	—	—

Net income	$1.51	$0.51

Net earnings per diluted share:
Net income from continuing operations	$1.48	$0.51
Loss from discontinued operations, net of tax	—	(0.01)

Net income	$1.48	$0.50

Weighted average shares used in calculating earnings per share:
Basic	22,588	22,139
Diluted	23,086	22,487

HURON CONSULTING GROUP INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

(Unaudited)

	March 31, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$21,641	$58,131
Receivables from clients, net	100,217	123,750
Unbilled services, net	89,655	55,125
Income tax receivable	11,059	270
Deferred income taxes, net	7,994	15,498
Prepaid expenses and other current assets	12,908	19,740

Total current assets	243,474	272,514
Property and equipment, net	38,954	38,742
Other non-current assets	16,141	16,485
Intangible assets, net	24,397	21,222
Goodwill	544,874	536,637

Total assets	$867,840	$885,600

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$9,068	$8,185
Accrued expenses	20,473	19,180
Accrued payroll and related benefits	37,682	97,677
Bank borrowings, current portion	25,000	25,000
Accrued consideration for business acquisitions	5,843	5,177
Income tax payable	2	2,917
Deferred revenues	13,700	15,248

Total current liabilities	111,768	173,384
Non-current liabilities:
Deferred compensation and other liabilities	8,903	5,360
Bank borrowings, net of current portion	137,500	143,750
Deferred lease incentives	13,500	12,355
Deferred income taxes, net	22,786	20,487

Total non-current liabilities	182,689	181,952

Commitments and Contingencies

Stockholders’ equity
Common stock; $0.01 par value; 500,000,000 shares authorized; 25,694,215 and 25,246,565 shares issued at March 31, 2014 and December 31, 2013, respectively	248	245
Treasury stock, at cost, 2,040,395 and 1,993,769 shares at March 31, 2014 and December 31, 2013, respectively	(91,146)	(88,091)
Additional paid-in capital	455,319	443,144
Retained earnings	209,889	175,763
Accumulated other comprehensive loss	(927)	(797)

Total stockholders’ equity	573,383	530,264

Total liabilities and stockholders’ equity	$867,840	$885,600

HURON CONSULTING GROUP INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2014	2013
Cash flows from operating activities:
Net income	$34,126	$11,337
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,157	5,437
Share-based compensation	5,136	4,635
Allowances for doubtful accounts and unbilled services	(72)	6,953
Deferred income taxes	9,829	6,083
Changes in operating assets and liabilities, net of businesses acquired:
(Increase) decrease in receivables from clients	27,757	(4,742)
(Increase) decrease in unbilled services	(34,329)	(18,423)
(Increase) decrease in current income tax receivable / payable, net	(13,703)	(8,513)
(Increase) decrease in other assets	5,778	2,459
Increase (decrease) in accounts payable and accrued liabilities	8,289	(1,164)
Increase (decrease) in accrued payroll and related benefits	(57,169)	(27,018)
Increase (decrease) in deferred revenues	(1,964)	(34)

Net cash used in operating activities	(9,165)	(22,990)

Cash flows from investing activities:
Purchases of property and equipment, net	(4,840)	(5,412)
Net investment in life insurance policies	(167)	(507)
Purchases of businesses	(17,430)	—
Capitalization of internally developed software	—	(692)
Proceeds from note receivable	219	—

Net cash used in investing activities	(22,218)	(6,611)

Cash flows from financing activities:
Proceeds from exercise of stock options	740	27
Shares redeemed for employee tax withholdings	(3,067)	(565)
Tax benefit from share-based compensation	3,477	803
Proceeds from borrowings under credit facility	—	22,000
Repayments on credit facility	(6,250)	(12,000)
Payments for capital lease obligations	(21)	—

Net cash (used in) provided by financing activities	(5,121)	10,265

Effect of exchange rate changes on cash	14	(77)

Net decrease in cash and cash equivalents	(36,490)	(19,413)
Cash and cash equivalents at beginning of the period	58,131	25,162

Cash and cash equivalents at end of the period	$21,641	$5,749

HURON CONSULTING GROUP INC.

SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA

(Unaudited)

	Three Months Ended March 31,		Percent Increase (Decrease)
Segment and Consolidated Operating Results (in thousands):	2014	2013
Huron Healthcare:
Revenues	$107,548	$78,745	36.6%
Operating income	$51,220	$31,161	64.4%
Segment operating income as a percentage of segment revenues	47.6%	39.6%
Huron Legal:
Revenues	$54,975	$40,944	34.3%
Operating income	$12,488	$2,938	325.1%
Segment operating income as a percentage of segment revenues	22.7%	7.2%
Huron Education and Life Sciences:
Revenues	$33,576	$35,726	(6.0)%
Operating income	$6,447	$9,352	(31.1)%
Segment operating income as a percentage of segment revenues	19.2%	26.2%
Huron Business Advisory:
Revenues	$13,382	$8,582	55.9%
Operating income	$2,555	$3,379	(24.4)%
Segment operating income as a percentage of segment revenues	19.1%	39.4%
All Other:
Revenues	$1,250	$39	N/M
Operating loss	$(458)	$(172)	166.3%
Segment operating loss as a percentage of segment revenues	N/M	N/M
Total Company:
Revenues	$210,731	$164,036	28.5%
Reimbursable expenses	19,103	15,336	24.6%

Total revenues and reimbursable expenses	$229,834	$179,372	28.1%

Statement of Earnings reconciliation:
Segment operating income	$72,252	$46,658	54.9%
Items not allocated at the segment level:
Other operating expenses and gains	24,377	20,536	18.7%
Depreciation and amortization expense	6,056	4,779	26.7%

Total operating income	41,819	21,343	95.9%
Other expense, net	1,195	1,850	(35.4)%

Income from continuing operations before income tax expense	$40,624	$19,493	108.4%

Other Operating Data (excluding All Other):
Number of full-time billable consultants (at period end) (1):
Huron Healthcare	995	870	14.4%
Huron Legal	138	151	(8.6)%
Huron Education and Life Sciences	429	436	(1.6)%
Huron Business Advisory	166	62	167.7%

Total	1,728	1,519	13.8%
Average number of full-time billable consultants (for the period) (1):
Huron Healthcare	985	863
Huron Legal	139	146
Huron Education and Life Sciences	434	430
Huron Business Advisory	161	62

Total	1,719	1,501

HURON CONSULTING GROUP INC.

SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)

(Unaudited)

	Three Months Ended March 31,
Other Operating Data (excluding All Other):	2014	2013
Full-time billable consultant utilization rate (2):
Huron Healthcare	78.9%	85.6%
Huron Legal	64.5%	52.0%
Huron Education and Life Sciences	68.3%	70.0%
Huron Business Advisory	68.5%	84.7%
Total	74.1%	77.9%
Full-time billable consultant average billing rate per hour (3):
Huron Healthcare	$272	$205
Huron Legal	$259	$222
Huron Education and Life Sciences	$200	$206
Huron Business Advisory	$238	$331
Total	$251	$212
Revenue per full-time billable consultant (in thousands):
Huron Healthcare	$102	$85
Huron Legal	$75	$53
Huron Education and Life Sciences	$65	$70
Huron Business Advisory	$79	$135
Total	$89	$79
Average number of full-time equivalents (for the period) (4):
Huron Healthcare	51	56
Huron Legal	1,413	1,089
Huron Education and Life Sciences	39	39
Huron Business Advisory	8	2

Total	1,511	1,186
Revenue per full-time equivalent (in thousands):
Huron Healthcare	$129	$104
Huron Legal	$32	$31
Huron Education and Life Sciences	$139	$151
Huron Business Advisory	$84	$149
Total	$38	$38

(1)	Consists of our full-time professionals who provide consulting services and generate revenues based on the number of hours worked.
(2)	Utilization rate for our full-time billable consultants is calculated by dividing the number of hours all of our full-time billable consultants worked on client assignments during a period by the total available working hours for all of these consultants during the same period, assuming a forty-hour work week, less paid holidays and vacation days.
(3)	Average billing rate per hour for our full-time billable consultants is calculated by dividing revenues for a period by the number of hours worked on client assignments during the same period.
(4)	Consists of consultants who work variable schedules as needed by our clients, as well as contract reviewers and other professionals who generate revenues primarily based on number of hours worked and units produced, such as pages reviewed and data processed. Also includes full-time employees who provide software support and maintenance services to our clients.

N/M – Not meaningful

HURON CONSULTING GROUP INC.

RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS TO

ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (5)

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2014	2013
Revenues	$210,731	$164,036

Net income from continuing operations	$34,126	$11,369
Add back:
Income tax expense	6,498	8,124
Interest and other expenses	1,195	1,850
Depreciation and amortization	7,157	5,437

Earnings before interest, taxes, depreciation and amortization (EBITDA) (5)	48,976	26,780
Add back:
Restructuring charges	129	—
Litigation settlement gain	—	(1,150)

Adjusted EBITDA (5)	$49,105	$25,630

Adjusted EBITDA as a percentage of revenues (5)	23.3%	15.6%

HURON CONSULTING GROUP INC.

RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS

TO ADJUSTED NET INCOME FROM CONTINUING OPERATIONS (5)

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2014	2013
Net income from continuing operations	$34,126	$11,369

Weighted average shares - diluted	23,086	22,487
Diluted earnings per share from continuing operations	$1.48	$0.51

Add back:
Amortization of intangible assets	2,518	1,456
Restructuring charges	129	—
Litigation settlement gain	—	(1,150)
Tax effect	(1,059)	(122)
Net tax benefit related to “check-the-box” election	(10,244)	—

Total adjustments, net of tax	(8,656)	184

Adjusted net income from continuing operations (5)	$25,470	$11,553

Adjusted diluted earnings per share from continuing operations (5)	$1.10	$0.51

(5)	In evaluating the Company’s financial performance, management uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), Adjusted EBITDA, Adjusted EBITDA as a percentage of revenues, Adjusted net income from continuing operations, and Adjusted diluted earnings per share from continuing operations, which are non-GAAP measures. Our management uses these non-GAAP financial measures to gain an understanding of our comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision making because management believes they reflect our ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing our business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. We believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, and in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.

HURON CONSULTING GROUP INC.

RECONCILIATION OF NON-GAAP MEASURES FOR FULL YEAR 2014 OUTLOOK

RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS TO

ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (6)

(In millions)

(Unaudited)

	Year Ending December 31, 2014
	Guidance Range
	Low	High
Projected revenues – GAAP	$765.0	$795.0

Projected net income from continuing operations – GAAP	$74.0	$78.5
Add back:
Income tax expense	34.5	38.5
Interest and other expenses	5.0	5.0
Depreciation and amortization	27.0	27.0

Projected earnings before interest, taxes, depreciation and amortization (EBITDA) (6)	140.5	149.0
Add back:
Restructuring charges	1.0	1.0

Projected adjusted EBITDA (6)	$141.5	$150.0

Projected adjusted EBITDA as a percentage of projected revenues (6)	18.5%	18.9%

RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS

TO ADJUSTED NET INCOME FROM CONTINUING OPERATIONS (6)

(In millions)

(Unaudited)

	Year Ending December 31, 2014
	Guidance Range
	Low	High
Projected net income from continuing operations – GAAP	$74.0	$78.5

Projected diluted earnings per share from continuing operations – GAAP	$3.20	$3.40

Add back:
Amortization of intangible assets	9.0	9.0
Restructuring charges	1.0	1.0
Tax effect	(4.3)	(4.3)
Net tax benefit related to “check-the-box” election	(10.2)	(10.2)

Total adjustments, net of tax	(4.5)	(4.5)
Projected adjusted net income from continuing operations (6)	$69.5	$74.0

Projected adjusted diluted earnings per share from continuing operations (6)	$3.00	$3.20

(6)	In evaluating the Company’s outlook, management uses Projected EBITDA, Projected adjusted EBITDA, Projected adjusted EBITDA as a percentage of revenues, Projected adjusted net income from continuing operations, and Projected adjusted diluted earnings per share from continuing operations, which are non-GAAP measures. Management believes that the use of such measures, as supplements to Projected net income from continuing operations and Projected diluted earnings per share from continuing operations and other GAAP measures, are useful indicators for investors. These useful indicators can help readers gain a meaningful understanding of the Company’s core operating results and future prospects without the effect of non-cash or other one-time items. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.